As filed with the Securities and Exchange Commission on August 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORINDUS VASCULAR ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	30-0687898
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

(508) 653-3335

(Address of Principal Executive Offices) (Zip Code)

2014 Stock Award Plan

(Full title of the plan)

David M. Handler

Chief Executive Officer

Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

(508) 653-3335

(Name, Address and Telephone Number,

Including Area Code, of Agent For Service)

with copies to:

David W. Long

Chief Financial Officer

Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

(508) 653-3335

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	9,626,840 Shares	$3.40	$32,731,256	$3,803.37

(1)	Represents the additional number of shares of Common Stock of Corindus Vascular Robotics, Inc. (the “Registrant”), $0.0001 par value per share (the “Common Stock”), issuable pursuant to the 2014 Stock Award Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of Common Stock to be offered or sold pursuant to the Plan described herein to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	In accordance with Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares of Common Stock have been calculated solely for the purpose of determining the amount of the registration fee based on the average of the high and low prices per share of our Common Stock as listed on the NYSE MKT on August 10, 2015.
(3)	This Registration Statement registers an additional 9,626,840 shares of Common Stock issuable under the Plan. We have previously registered 9,035,016 shares under the Plan pursuant to Registration No. 333-203107.

STATEMENT REGARDING INCORPORATION BY REFERENCE

FROM EFFECTIVE REGISTRATION STATEMENTS

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the 2014 Stock Award Plan (the “Plan”) is effective (SEC File No. 333-203107). The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333- 203107) filed on March 30, 2015 is hereby incorporated by reference pursuant to General Instruction E of Form S-8. This Registration Statement registers an aggregate of 9,626,840 additional shares of the Registrant’s common stock reserved under the Plan pursuant to an amendment to the Plan approved by the Registrant’s Board of Directors and stockholders on April 30, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, the Commonwealth of Massachusetts, on the 13th day of August, 2015.

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ David M. Handler
Name:	David M. Handler
Title:	Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints David M. Handler and David W. Long, and each one of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David M. Handler	Chief Executive Officer, President and Director (Principal Executive Officer)	August 13, 2015
David M. Handler

/s/ David W. Long	Chief Financial Officer, Senior Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)	August 13, 2015
David W. Long

/s/ Jeffrey C. Lightcap	Chairman	August 13, 2015
Jeffrey C. Lightcap

/s/ Hillel Bachrach	Director	August 13, 2015
Hillel Bachrach

/s/ Jeffrey Gold	Director	August 13, 2015
Jeffrey Gold

/s/ David White	Director	August 13, 2015
David White

/s/ Gerard Winkels	Director	August 13, 2015
Gerard Winkels

/s/ Michael Mashaal	Director	August 13, 2015
Michael Mashaal

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-176581) filed with the SEC on August 31, 2011).

4.2	Certificate of Correction to Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-176581) filed with the SEC on August 31, 2011).

4.3	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

4.4	Bylaws (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-176581) filed with the SEC on August 31, 2011)

5.1	Opinion of Emmel & Klegerman, PC (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Emmel & Klegerman, PC (included as part of Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages to this Registration Statement).

99.1	2014 Stock Award Plan (incorporated herein by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.2	Form of Employee Stock Option for 2006 Option Holders (incorporated herein by reference to Exhibit 10.02 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.3	Form of Director Stock Option for 2006 Option Holders (incorporated herein by reference to Exhibit 10.03 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.4	Form of Employee Stock Option for 2008 Option Holders (incorporated herein by reference to Exhibit 10.04 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.5	Form of Officer Stock Option for 2008 Option Holders (incorporated herein by reference to Exhibit 10.05 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

99.6	Form of Director Stock Option for 2008 Option Holders (incorporated herein by reference to Exhibit 10.06 to the Company’s Current Report on Form 8-K (File No. 333-176581) filed with the SEC on August 6, 2014).

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